EX-10.ff

      1994

      RESULTS

      COMPENSATION

      PROGRAM







      Black Hills Power	and Light Company

      Wyodak Resources Development Corp.

      Western Production Company

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	 	 	     RESULTS COMPENSATION PROGRAM


Beginning January 1, 1994, a new program will be implemented into the
current	pay program.  The program called "Results Compensation"	will offer
a significant enhancement to the Corporation's compensation philosophy and practice.

The new	Results	Compensation program is	designed to recognize and reward
the contribution that group performance	makes to corporate success.
Results	Compensation can pay financial rewards up to 8 percent of your earnings.

GROUP PERFORMANCE

There are several elements that	go into	determining the	success	of the
Corporation.  Some of these elements include:  the market, general economic
conditions, quality of management, strategic plans, regulatory agencies	and
the contributions employees make to achieving the goals; both on an
individual basis and as	part of	a work unit.

In general, the	current	merit/base pay system provides individual pay
opportunities that are competitive in our respective industry and
geographic location coupled with each company's	ability	to pay.	 The
emphasis of the	Results	Compensation program is	on rewarding group or
business unit performance.

RESULTS	COMPENSATION PROGRAM OBJECTIVES

The Results Compensation program is designed to	meet the following
objectives:

      -	   Enhance and broaden the current compensation	philosophy and pay
	   practice.

      -	   Share the results of	the Corporation	and the	business unit with
	   the people who contribute to	that success.

      -	   Motivate work performance and behavior that supports	the
	   Corporate and business unit financial goals.

      -	   Increase the	employee's understanding of the	business.


RESULTS	COMPENSATION GUIDELINES

      -	   The program will encompass a	one-year period; January 1, 1994,
	   through December 31,	1994.  Results Compensation awards, if
	   approved, will be paid out in the first quarter of the following year.


      -	   Regular full-time and regular part-time employees are eligible to
	   participate in this program.

      -	   An individual employee's Results Compensation award,	if any,	will
	   be paid on gross pay	as it appears on the employee's	W-2 form.
	   This	includes regular, overtime, paid time off and other forms of
	   premium pay.

      -	   An employee who transfers between one of the	three participating
	   companies, BHP, WRDC	and WPC, during	the program year will have
	   the Results Compensation award, if approved,	based upon where the
	   greatest amount of time worked occurred.

      -	   The local union IBEW, 1250, elected not to participate in the
	   Results Compensation	program.  Therefore, bargaining	unit
	   employees will not be eligible to receive a Results Compensation award.

      -	   An employee who transfers to	or from	a bargaining unit position
	   will	receive	a pro-rated Results Compensation award,	if approved,
	   relative to the amount of time worked in the	non-bargaining unit
	   position and	gross pay earned in the	non-bargaining unit
	   position.

      -	   The maximum Results Compensation bonus and award an employee	may
	   receive is 8	percent.

      -	   In determining the bonus percentage to be paid, calculations	will
	   be rounded to two decimal places (e.g., 1.43%) not rounded to the nearest whole percentage amount.

      -	   Any participating employee whose employment relationship with the
	   Corporation is terminated voluntarily or involuntarily prior	to
	   the end of the program year will not	be eligible for	any Results
	   Compensation	award.	Exceptions would be death, permanent
	   disability or retirement.

DETERMINING RESULTS COMPENSATION AWARDS

The Results Compensation program has two key financial goals.  The
financial goals	consist	of a business unit goal	and a corporate	goal.
Whether	a program award	is paid	and how	much any award will be depends on
how well and to	what degree the	goals were obtained as evaluated by the
Board of Directors.

      GOAL 1.	 FINANCIAL PERFORMANCE OF THE INDIVIDUAL BUSINESS UNIT (BHP,
	 	 WRDC AND WPC) BASED ON	OPERATING INCOME.

      Operating	income is all unit revenue, less operating expense, before
      corporate	income taxes and interest charges.  This measures the
      financial	results	of operations.

      Participants can receive up to four percent of their total Results Compensation award from this goal; specifics are attached. Specific
      goals will be determined and communicated	to each	employee of the
      respective business unit upon finalization of the	budget process.

      GOAL 2.	 CORPORATE CONSOLIDATED	EARNINGS PER SHARE (EPS) GOAL.

      Earnings per share are equal to the total	profit divided by the number
      of shares	of Black Hills Corporation common stock	owned by
      shareholders.

      Participants can receive up to four percent of their total Results
      Compensation award from the goal.	 Since this is a consolidated
      Corporate	goal, all employees in the different business units will
      have the same goal; specifics are	attached.  The specific	goal will be
      determined and communicated to each employee upon	finalization of	the
      budget process.

BOARD OF DIRECTORS RETAIN DISCRETION

This program is	not at any time	a contract of employment.  The Company
reserves the right to change this program whenever and in any manner it deems appropriate. Irrespective of changes in the program, no rights are
vested.	 All awards are	earned only when and if	finally	approved by the
Board of Directors notwithstanding anything contained in the program that may be construed to be to the contrary.

The Board of Directors,	in its sole and	absolute discretion, may decline to
approve	any award, though the participant may have achieved or exceeded threshold and target levels of performance.  Setting a threshold or target
of performance for any participants does not constitute	a promise to pay an
award even if the participant meets the	threshold or target of performance.
In determining whether to make an award	and the	amount of the award, the
Board of Directors may consider	criteria other than or in addition to the
threshold and target performance determined under this program.	 Nothing in
this program is	a promise by the Corporation to	continue to employ any
participant for	any period of time.